UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
                         ______________________________

               Date of Report (Date of earliest event reported):

                                January 27, 2011

                              eMax Worldwide, Inc.
                                      Utah

                 (State or other jurisdiction of incorporation)

                                   33-20394-D

                            (Commission File Number)

                                   26-3773533

                       (IRS Employer Identification No.)

                         1512 South 1100 East, Suite B
                           Salt Lake City, Utah 84105
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (850) 638-3920

                               eMax Holdings Corp
                             358 South 700 St B149
                           Salt Lake City, Utah 84102

         (Former name or former address, if changed since last report.)

ITEM 5.01 ANNOUNCEMENTS FROM CHAIRMAN OF COMPANY

On January 24, 2011 the Chairman of the company posted this on the front page of their website and emailed the same out to the list of shareholders they have in their email list

January 24, 2011

Dear Shareholders, Managers, Directors, Partners, Counselors, Family and Friends

I would like to take this opportunity to speak to you and give you an update of this last year's company events. Even though it was only five months ago that my husband, best friend and Co-founder of the company died of cancer, the company has made tremendous growth progress this year. I am extremely proud of each and everyone that has helped the company to make such tremendous progress and even when all of us have had hard adversities to overcome as well ourselves. I am ever so grateful to each and every one who has helped the company, my family and me personally regarding all the corporate and personal matters we have had to work through this past year. The company and I would never have been able to make so much progress without the help of each and everyone of you. I am so pleased to announce the following progress we have made this past year. At this date of this Writing eMax Worldwide has:

1. Paid all the hard costs associated with the mailing of four different stock dividends to our shareholders. The stock dividends are for year 2003, 2005 and for two in year 2007. We all have our transfer agent National Stock Transfer to thank for working so diligently and proficiently to make sure that every detailed is handled perfectly. This is a very large task as for we have over 2700 shareholders and a majority of them are holding certificates so that means that over 2700 pieces of mailings had to be prepared and some that will carry four certificates, a two page letter from the company and all has to be sent with a form of registered mailing. All shareholders that held their shares in a brokerage account at time of the dividends were announced will be receiving their dividends directly to their brokerage firms.

2. Formed a new Subsidiary, New Unified Corp, to acquire operating company investments in the area of income producing real estate, oil, gas and alternative energy companies and commodity producing operations in the US. eMax Worldwide's objectives are to acquire companies that will help to put Americans back to work and produce more USA made products.

3.  Has launched an online e commerce store powered by Yahoo, www.buyemax.com

4. Its subsidiary, eMax Media group has begun the process re digitizing and mastering songs from their catalog of over 9500 music titles for the repackaging of eMax Music CD's for major retail store outlets and for the new proprietary digital network being developed .

5. Has appointed new officers and directors for the company and its two partly held companies, eMax Media Group, www.emaxmediagroup.com. and New Unified Corp.

6. eMax Media has sent representing partners this week to Midem, www.midem.com, the largest International Music Buyer Conference, held in Cannes France, to present their media products, http://www.thebestmusic.biz. Midem is planning for 14,000 attendants from around the world looking to acquire music and media products and make investments into companies such as eMax Media Group

7. Has retained the SEC Legal services of McMullen and Associates, www.mcmullenassociates.com. McMullen and Associates has been a wonderful SEC firm to work with this year and we are privileged to have such a great team of SEC attorneys to work beside for all of our companies.

8.  Has  retained  the  auditing  services  of  Bongiovanni  and  Associates ,
BAI-CPA.com. The company has currently finished preparing all corporate accounting files through the end of 2010 and is planning to be finished the auditing process with their auditors as soon as possible over the next few weeks. Initially the company announced on their website that the auditors were Green Tree Financial Group in error. This was the name of the firm they had engaged back in 2003 and which is associated with the same principal officers.

9. Is preparing the necessary steps and filings for eMax Media Group to become its own separate publicly trading company, with the help of their SEC auditors and attorneys.

10. Is preparing to allow shareholders to exchange the stock dividends from year 2003 and 2005 for common shares in eMax Media Groups. As we have finished the accounting of the company and the subsidiary companies , we have noted that the exchange of those two dividends from year 2003 and 2005 we believe are going to garner those shareholders more gains than initially expected. We will have concise conclusion to this matter when the auditors finish their work auditing all the company's financial's.

11. Is working towards generating large profitable earnings for its shareholders in all of its company interests. This is being done by acquiring profitable operational companies and preparing for new large sales orders in our media subsidiary, emax media Group, www.emaxmediagroup.com, www.emaxmusic.com

12. The company has just begun a stock buy back program. The company is aware of other groups that have begun to acquire and accumulating fairly large amount of stock from the open market, as well.

13. Is preparing to raise 20 Million Dollars for eMax Worldwide through the Issuance of their Preferred A Stock and the filing of the necessary documents with the SEC.

14. Is Preparing to raise 21 Millions Dollars for eMax Media Group through a Private Placement Memorandum which has been prepared and is getting ready to be filed with the SEC.

15. Is working towards finishing filing all the necessary last set of documents with the SEC and NASDAQ to be fully reporting for eMax Worldwide

16. eMax Worldwide canceled their previous decision to reverse the capital structure of their common stock and has filed the necessary documents with the State of Utah and with the SEC.

17. Emax Media Group is Preparing to sign the first of two new music recording artists and the associated music video and concert touring schedules.

18.  Has launched the good news network, www.emaxnews.com

19. Paid a lot of corporate payables down and the costs associated with everything listed above

Shareholders who still have questions about the dividends, they may be entitled to, can find the detail information at http://www.emaxworldwide.com. Last year was the hardest year of my life and yet one of the most productive. I am proud to say, that eMax Worldwide has some of the most experienced and talented Board of Directors, operations managers and professionals, working with the highest level of integrity everyday to oversee the success of these great companies. I wake up each morning knowing that I am truly the most blessed woman in the world to have the opportunity to work with these incredible men and women each day. I wish to thank all of our shareholders who have been gracious in allowing me and everyone at eMax the time to deal with my Husbands death; at the same time as we have been overwhelmingly busy finishing a lot of old business and building a lot of new business operations for our shareholders benefit. I am truly expecting a very prosperous year for the company and each and everyone of our shareholders. I pray God Almighty keeps each and everyone of you and your family safe and healthy this year.

Updates: At our companies sites all shareholders can find lots of current information including material information pertaining to the company, their management, the companies history and the companies future plans. In addition, we as a company do regular press releases and filings to the SEC announcing those same press releases.

5.02 SLANDEROUS AND MALICIOUS ATTACKS FROM POSTERS ON THE INVESTORSHUB.COM INVESTMENT CHAT BOARD

The company has recently been attacked for months now with sladerous and wrongful comments on an investment chat board callled, http://www.investorshub.com. The Moderator position has been taken by a poster by the name of NXXI_08 and in doing our own due diligence, below is links to some of the articles that we have found on the board investorhub.com. Because of these findings, and months of continual malicious attacks by this board, we have decided to suggest publicly to all our shareholders to stay away form the board because of investorshub's known unethical practices.

Below is some due diligence eMax Worldwide has discovered and is now letting more people know of these findings through this 8k filing. We beleive these attacks are intentional and malicious to keep our companies market cap down and we can not understand who or why this is going on. Many people who have followed our stocks on that board have asked the company to remove the moderator that took over the board this past two months countless times with no returns messages or calls from the owners of investorshub.com. They asked for their removal because everytime someone posted due diligence proper information on our company the moderator proceeded to remove the information and then ban that same poster from use of their paid subscriber service. Some have been banned for long period of times. At one time , the site had lots of reposted filing information on eMax Worldwide and their filing information but just to have all the due diligence on our company removed. These are the reasons that countless members there has asked for the moderator to be removed. During our own due diligence on investorshub we have learned that this is a real problem for many other public companies, and their shareholder postings as well. We believe investorshub, after our due diligence, doesnt care at all about these unsavory acts or the success of the public companies. The company plans to file a formal complaint to the SEC against this company and the posters that have been posting lies and untrue statements on their chat board as the very near term. In the meantime, the company has been using their websites, and other commmunication channels with their shareholders to announce other chat boards they can follow our company and we have placed the OTCmarkets.com link on the front page of all our corporate websites; so our shareholders can get factual due diligence materials that they need to make proper investment decisions surrounding our company's stocks timely.

                         Investorshub.com due diligence

http://www.hotstocked.com/message-board/about32304.html

http://www.ihubcrimes.com/KRISTA_PATTERSON.html

http://www.ihubcrimes.com

http://www.rubiconlitigation.com/Matthew%20Brown%20Indictment.pdf

http://messages.finance.yahoo.com/Business_%26_Finance/Investments/Stock...

http://www.stockrants.com/forum/traders-lounge/3842-ihub-owner-admits-p-...

http://www.ripoffreport.com/con-artists/investorshub-com-inv/investorshu...

http://www.complaintsboard.com/complaints/investors-hub-or-ihub-c129021....

http://www.fraudwatchers.org/forums/showthread.php?t=37861

http://ihub.pissedconsumer.com/ihub-20100221172024.html

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 27, 2011

EMAX WORLDWIDE INC.

By:/s/Roxanna Weber
--------------------------
Roxanna Weber- Chairman, President and Director